EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent
------

Coastal Financial Corporation


Subsidiary                                      Percentage       State of
                                                Owned            Incorporation

Coastal Federal Bank                            100%             United States

Coastal Investor Services, Inc.                 100%             South Carolina

Coastal Financial Capital Trust I               100%             Delaware

Coastal Planners Holding Corporation (1)        100%             Delaware

Coastal Retirement Estate and Tax               100%             South Carolina
  Planners, Inc. (4)

Coastal Federal Holding Corporation (1)         100%             Delaware

Coastal Real Estate Investment                  100%             North Carolina
  Corporation (3)

Coastal Mortgage Bankers and                    100%             South Carolina
  Realty Co., Inc. (1)

Sherwood Development                            100%             South Carolina
  Corporation (2)


--------------------------------------------------------------------------------


(1)   First tier subsidiaries of Coastal Federal Bank.
(2) Second tier subsidiary of Coastal Federal Bank and first tier subsidiary of Coastal Mortgage Bankers and Realty.
(3) First tier operating subsidiary of Coastal Federal Holding Corporation, consolidated with Coastal Federal for Regulatory Reporting.
(4)   First tier operating subsidiary of Coastal Planners Holding Corporation.